UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2008 (September 19, 2008)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 o Written communications pursuant to Rule 425 under the Securities Act
 o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events

On September 19, 2008, U.S. Energy Corp. (“USE”) approved an increase in the Stock Buy Back Program from the original $5 million, to a new maximum of $8 million.  The Program will be effective September 22, 2008 and will continue to be administered by RBC Capital Markets Corporation, pursuant to SEC rules 10b5-1 and 10b-18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 19, 2008	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO